exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of NeoCryo Inc (the “Company”) on Form F-4 of our report dated June 23, 2026, with respect to our audit of the financial statements of NeoCryo Inc as of May 31, 2026, and for the period April 9, 2026 (inception) through May 31, 2026, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Adeptus Partners, LLC

Adeptus Partners, LLC

Ocean, New Jersey

October 28, 2026